 Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS SECOND QUARTER

2018 RESULTS

– Quarterly Rental Income Grows 6.0% Above Prior Year–

GREAT NECK, New York, August 6, 2018 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended June 30, 2018.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty stated,

“Industrial properties and distribution centers continue to grow in importance as consumer goods are shipped directly to retail customers. We continue to improve the Company’s position in the evolving economic landscape by emphasizing the acquisition of industrial and distribution properties. We remain disciplined in our approach and will selectively add properties to optimize our portfolio, drive cash flow per share and increase value for stockholders.”

Operating Results:

Rental income grew 6.0% to $17.7 million for the three months ended June 30, 2018, from $16.7 million in the corresponding quarter in the prior year, due to properties acquired in 2018 and 2017 and, to a lesser extent, increases at same store properties. Same store results improved due primarily to the re-tenanting of two properties that were vacant during the 2017 quarter.

Total operating expenses in the second quarter of 2018 were $11.0 million compared to $10.8 million for the same period in 2017.

Net income attributable to One Liberty in the second quarter of 2018 was $4.5 million, or $0.23 per diluted share, compared to $10 million, or $0.54 per diluted share, in the second quarter of 2017. However, net income for the 2017 quarter includes a $6.6 million, or $0.35 per diluted share, gain on the sale of real estate.

Funds from Operations, or FFO, was $9.9 million, compared to $8.8 million in the prior year quarter. Per diluted share FFO grew 8.5% to $0.51 for the quarter ended June 30, 2018, compared to $0.47 in the corresponding quarter of 2017.

Adjusted Funds from Operations, or AFFO, was $10.5 million compared to $9.7 million for the quarter ended June 30, 2017. On a per diluted share basis, AFFO rose 3.8% to $0.54 compared to $0.52 for the corresponding quarter in the prior year.

Diluted per share net income, FFO and AFFO were impacted during the quarter ended June 30, 2018 by the approximate 682,000 share increase in the weighted average number of shares of common stock outstanding during the second quarter of 2018 from the second quarter of 2017 due to stock issuances pursuant to One Liberty’s at-the-market offering, dividend reinvestment and equity incentive programs. A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included in this release.

Balance Sheet:

At June 30, 2018, the Company had $12.9 million of cash and cash equivalents, total assets of $751.9 million, total debt of $411.4 million, and total stockholders’ equity of $300.3 million.

At August 2, 2018, One Liberty’s available liquidity was approximately $99.2 million, including approximately $2.5 million of cash and cash equivalents (net of the credit facility’s required $3 million deposit maintenance balance) and up to $96.7 million available under its credit facility.

Transactions:

As previously disclosed, on June 7, 2018 the Company acquired an 82,565 square foot industrial building located in Plymouth, Minnesota, for $5.5 million.

Subsequent to quarter end, an unconsolidated joint venture sold its only property, located in Milwaukee, Wisconsin, for $12.8 million, net of closing costs. The Company anticipates that its 50% share of the gain from this sale, to be recognized in the three months ending September 30, 2018, will be approximately $2.0 million.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization (including amortization of deferred leasing costs), plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. One Liberty computes AFFO by adjusting FFO for straight-line rent accruals and amortization of lease intangibles, deducting lease termination fees and gain on extinguishment of debt and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures) and debt prepayment costs. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

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FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and in particular “Item 1A. Risk Factors” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial, retail, restaurant, health and fitness and theater properties. Many of these properties are subject to long term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.onelibertyproperties.com

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ONE LIBERTY PROPERTIES, INC.
CONDENSED BALANCE SHEETS
(Amounts in Thousands)

	(Unaudited)
	June 30,	December 31,
	2018	2017

ASSETS
Real estate investments, net	$676,641	$666,374
Investment in unconsolidated joint ventures	11,214	10,723
Cash and cash equivalents	12,925	13,766
Restricted cash	416	443
Unbilled rent receivable	14,617	14,125
Unamortized intangible lease assets, net	27,931	30,525
Other assets	8,158	6,630
Total assets	$751,902	$742,586

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of $3,758 and $3,789 of deferred financing costs, respectively	$391,599	$393,157
Line of credit-outstanding, net of $468 and $624 of deferred financing costs, respectively	19,832	8,776
Unamortized intangible lease liabilities, net	16,617	17,551
Other liabilities	22,156	24,600
Total liabilities	450,204	444,084

Total One Liberty Properties, Inc. stockholders' equity	300,276	296,760
Non-controlling interests in consolidated joint ventures	1,422	1,742
Total equity	301,698	298,502
Total liabilities and equity	$751,902	$742,586

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ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Rental income, net	$17,718	$16,720	$35,308	$33,553
Tenant reimbursements	2,034	1,693	3,978	3,332
Total revenues	19,752	18,413	39,286	36,885

Operating expenses:
Depreciation and amortization	5,250	5,190	10,432	10,743
General and administrative	2,969	2,893	5,928	5,708
Real estate expenses	2,515	2,371	5,182	5,075
Federal excise and state taxes	154	224	227	312
Leasehold rent	77	77	154	154
Total operating expenses	10,965	10,755	21,923	21,992

Operating income	8,787	7,658	17,363	14,893

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	348	206	543	451
Equity in earning from sale of unconsolidated joint venture property	71	-	71	-
Other income	6	320	10	342
Interest:
Expense	(4,445)	(4,532)	(8,747)	(8,921)
Amortization and write-off of deferred financing costs	(221)	(227)	(449)	(454)

Income before gain on sale of real estate, net	4,546	3,425	8,791	6,311
Gain on sale of real estate, net	-	6,568	2,408	6,568

Net income	4,546	9,993	11,199	12,879
Net income attributable to non-controlling interests	(29)	(21)	(831)	(42)

Net income attributable to One Liberty Properties, Inc.	$4,517	$9,972	$10,368	$12,837

Net income per share attributable to common stockholders-diluted	$0.23	$0.54	$0.53	$0.69

Funds from operations - Note 1	$9,860	$8,778	$19,450	$17,384
Funds from operations per common share-diluted - Note 2	$0.51	$0.47	$1.01	$0.94

Adjusted funds from operations - Note 1	$10,467	$9,719	$20,614	$19,128
Adjusted funds from operations per common share-diluted - Note 2	$0.54	$0.52	$1.07	$1.03

Weighted average number of common and unvested restricted shares outstanding:
Basic	19,170	18,448	19,104	18,415
Diluted	19,244	18,562	19,178	18,528

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ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Note 1:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$4,517	$9,972	$10,368	$12,837
Add: depreciation and amortization of properties	5,165	5,111	10,263	10,585
Add: our share of depreciation and amortization of unconsolidated joint ventures	191	219	407	441
Add: amortization of deferred leasing costs	85	79	169	158
Deduct: gain on sale of real estate	-	(6,568)	(2,408)	(6,568)
Deduct: equity in earnings from sale of unconsolidated joint venture property	(71)	-	(71)	-
Adjustments for non-controlling interests	(27)	(35)	722	(69)
NAREIT funds from operations applicable to common stock	9,860	8,778	19,450	17,384

Deduct: straight-line rent accruals and amortization of lease intangibles	(499)	(218)	(1,025)	(404)
Add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	10	8	20	16
Add: amortization of restricted stock compensation	856	915	1,682	1,657
Add: amortization and write-off of deferred financing costs	222	227	449	454
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	6	6	12	13
Adjustments for non-controlling interests	12	3	26	8
Adjusted funds from operations applicable to common stock	$10,467	$9,719	$20,614	$19,128

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.23	$0.54	$0.53	$0.69
Add: depreciation and amortization of properties	0.27	0.27	0.54	0.57
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.02	0.02
Add: amortization of deferred leasing costs	-	-	0.01	0.01
Deduct: gain on sale of real estate	-	(0.35)	(0.13)	(0.35)
Deduct: equity in earnings from sale of unconsolidated joint venture property	-	-	-	-
Adjustments for non-controlling interests	-	-	0.04	-
NAREIT funds from operations per share of common stock-diluted	0.51	0.47	1.01	0.94

Deduct: straight-line rent accruals and amortization of lease intangibles	(0.03)	(0.01)	(0.05)	(0.02)
Add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	-	-	-	-
Add: amortization of restricted stock compensation	0.05	0.05	0.09	0.09
Add: amortization and write-off of deferred financing costs	0.01	0.01	0.02	0.02
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	-	-	-	-
Adjustments for non-controlling interests	-	-	-	-
Adjusted funds from operations per share of common stock-diluted	$0.54	$0.52	$1.07	$1.03

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